UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

SLR Investment Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

THE ANNUAL MEETING IS JUST DAYS AWAY PLEASE VOTE TODAY

Dear Fellow Stockholder:

Our October 26, 2022 Annual Meeting of Stockholders is just days away with little time left for you to vote your shares. Accordingly, please vote TODAY!

Given the Annual Meeting is just days away, you have the ability to vote by telephone or over the Internet, whichever is most convenient for you. (Instructions on how to vote by telephone or over the Internet are enclosed in this package.)

Together, you and fellow stockholders can save SLR Investment Corp. significant further expense if you ensure your votes are submitted promptly. Your shares will not be represented at the Annual Meeting with respect to any matters to be voted upon unless we have received your signed voting form, or you have voted by telephone or over the Internet.

Lastly, if you already signed and returned the voting form without indicating a choice, your shares will be voted “FOR” the election of the named nominees for director and “FOR” the proposal to authorize the sale of shares of common stock at below net asset value per share.

Thank you for your investment in SLR Investment Corp. and for voting your shares. If you have questions or need help voting, please call our proxy solicitation firm, Morrow Sodali LLC at 1-800-267-0201.

Sincerely yours,

Michael Gross	Bruce Spohler
Chairman, Co-Chief Executive Officer and President	Co-Chief Executive Officer and Chief Operating Officer